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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549



  FORM 8-K/A



 CURRENT REPORT
Pursuant to Section  13 OR 15(d)
  OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report:  March 29, 2001
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THERMFREEZE, INC.
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(Exact name of small business issuer as specified in its charter)




DELAWARE	 	0-30069            95-452-0761
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(State of          (Commission        (I.R.S. Employer
incorporation)       File Number        Identification Number)





776 Lakeside Drive, Mobile, AL 36693
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(Address of principal executive office)(City, State Zip Code)



Registrant's telephone number, including area code: (334) 666-2011
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This amendment to Form 8-K is filed to correct the total number of shares issued and outstanding reported as of March 1, 2001. In the first Paragraph of Item 1 - Changes in Control of Registrant, the phrase " there were a total of 201,377,638 shares" should read "there were a total of 205,345,184 ". (Please refer to Item 1 below incorporating the correction)

TABLE OF CONTENTS


Item 1.  Changes in Control of Registrant.........................  2
Item 2,3,4,5,6 & 7 ............. Refer to previously filed Form 8-K


ITEM 1.  Changes in Control of Registrant.

On March 1, 2001, the Registrant entered into an agreement and plan of Business Expansion with Galen Dean Loven, Ph.D. and his associates, Thermal Products, Inc., a principal shareholder of Registrant's common stock, shareholders of 5,000,000 outstanding shares of convertible preferred stock and holders of a series of past due demand notes from Registrant in the total amount of $ 1,480,487 representing loans and deferral of rental payments due on equipment, leaseholds and trade payables and other shareholders of the Registrant's common stock. Simultaneously with the execution of this agreement, the Registrant and Thermal Products and certain of its other lenders and shareholders, agreed to a plan whereby the Registrant settled all of its outstanding financial obligations to Thermal Products and other lenders by the issuance of additional common shares in full satisfaction of any and all notes and other outstanding obligations. In addition, shareholders notified the Registrant of their intention to convert all of their 5,000,000 convertible preferred shares into 75,000,000 shares of common stock. After the satisfaction of all its present and past due liabilities, there were a total of 205,345,184 shares of Registrant's common shares then outstanding, including the shares issued upon the conversion of its preferred stock.

By March 1, 2001, the closing date of the above transaction, Dr. Loven and his associates will have transferred a total amount of $600,000 in consideration for the acquisition of 189,294,980 issued and outstanding shares of the Registrant's common stock. The Registrant's shares delivered to Dr. Loven and his associates were owned beneficially and of record by a total of 23 individuals and entities. Dr. Loven has advised the Registrant that the funds paid for the Registrant's shares were the personal funds of the purchasers and not the proceeds of loans or any other borrowings.





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Upon the acquisition of the 189,294,980 shares of the Registrant's common stock, Dr. Loven and his associates own a total of 94% of the Registrant's then issued and outstanding shares. All of the Registrant's directors remain as directors and it is the intention of Dr. Loven and his associates to appoint additional directors to the board in the future. Dr. Loven will use these shares to expand the Registrant's Environmental Company acquisition program.

There are no arrangements known to the Registrant whereby any of the purchasers of the 189,294,980 common shares acquired pursuant to the March 1st agreement, have agreed or are otherwise committed to the transfer of their shares that would result in the change of control of the Registrant.



SIGNATURES


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.


THERMAFREEZE, INC.
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(Registrant)



/s/ Thomas Pryor
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THOMAS PRYOR
CFO & Director



DATE:   March 29, 2001
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